UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2024, Jeffrey Painter announced his plans to retire from his position as Chief Executive Officer and President of Cardinal Ethanol, LLC (the "Company"). The effective date of Mr. Painter's retirement is expected to be on or before December 31, 2024. Until his retirement, Mr. Painter will continue to serve in his current role as the Company's Chief Executive Officer and President. Following his retirement, Mr. Painter will be available for a period of time in a consulting and transition capacity to ensure a smooth transition, if requested by the Company. Mr. Painter's plans to retire are for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company's operations, finances, policies, or practices.

The Company is currently conducting a full internal and external search for Mr. Painter's successor.

Item 7.01 Regulation FD Disclosure

On May 15, 2024, the Company announced the planned retirement of the Company's Chief Executive Officer and President, Jeffrey Painter, as discussed above.

The information in this Item 7.01 is being furnished pursuant to Regulation FD Disclosure. The information furnished, including exhibits, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: May 15, 2024	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)